                   [LETTERHEAD OF WILLKIE FARR & GALLAGHER]

June 11, 2003

MidAmerican Energy Holdings Company
666 Grand Avenue
Des Moines, IA 50309

Re:  Registration Statement on Form S-4
     File No. 333-105690
     ----------------------------------

Ladies and Gentlemen:

We have acted as counsel to MidAmerican Energy Holdings Company, an Iowa corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission a Registration Statement on Form S-4
(File No. 333-105690) (the "Registration Statement") under the Securities Act of
1933, as amended (the "Securities Act"), relating to the proposed issuance of up to $450,000,000 aggregate principal amount of 3.50% Senior Notes due 2008 of the
Registrant (the "New Notes") in exchange for all outstanding 3.50% Senior Notes due 2008 of the Registrant, originally issued and sold in reliance upon an exemption from registration under the Securities Act (the "Original Notes").

The Original Notes were, and the New Notes will be, issued under an Indenture, dated as of October 4, 2002 (the "Base Indenture"), as supplemented by the First
Supplemental Indenture, dated as of October 4, 2002 (the "First Supplemental
Indenture") and the Second Supplemental Indenture, dated as of May 16, 2003,
(the "Second Supplemental Indenture," and together with the Base Indenture and the First Supplemental Indenture, the "Indenture"), in each case, by and between the Registrant and The Bank of New York, as trustee (the "Trustee").

In so acting and for the purposes of rendering the opinion set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the New Notes, the Indenture and such other records of the
Registrant as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures; (ii)
the authenticity of all corporate records, agreements, documents, instruments and certificates of the Registrant submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies thereof and the authenticity of the originals of such conformed, certified or photostatic copies; (iii) the due authorization, execution and delivery of all documents and agreements
(including the New Notes and the Indenture) by all parties thereto and the binding effect of such documents on such parties other than the binding effect of the New Notes and

MidAmerican Energy Holding Company
June 11, 2003

the Indenture on the Registrant; (iv) the legal right and power of all such parties other than the Registrant under all applicable laws and regulations to enter into, execute and deliver such agreements and documents; and (v) the capacity of natural persons. As to all questions of fact material to such opinions, we have relied without independent check or verification upon representations contained in the New Notes and the Indenture; certificates of the Registrant and its respective officers, employees, agents and representatives; and certificates of public officials.

We have also assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the
Trustee is duly qualified to engage in the activities contemplated by the
Indenture and is qualified and eligible under the terms of the Indenture to act as trustee thereunder; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organization and legal power and authority to perform its obligations under the Indenture.

Based upon the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that, when the New Notes have been duly executed by the proper officers of the Registrant, duly authenticated by the Trustee, and issued by the Registrant in accordance with the terms of the Indenture in exchange for the Old Notes as described in the prospectus included in the Registration Statement, the New Notes will constitute legal, valid and binding obligations of the Registrant, entitled to the benefits of, and subject to the provisions of, the Indenture.

The opinions set forth above are qualified in that the legality or enforceability of the New Notes and the Indenture may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York and the Federal laws of the United States.

We hereby consent to being named as counsel for the Registrant in the
Registration Statement and under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Willkie Farr & Gallagher